Exhibit (4)(d)

         SECOND AMENDMENT DATED AS OF JUNE 30, 1994
                             TO THE
  AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT
                  DATED AS OF DECEMBER 5, 1990
                          AS AMENDED BY
       THE FIRST AMENDMENT DATED AS OF SEPTEMBER 30, 1992

                         -  -  -  -  -

     THIS SECOND AMENDMENT DATED AS OF JUNE 30, 1994 TO THE AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT DATED AS OF DECEMBER 5, 1990 (the "Agreement") is entered into among FLORIDA ROCK INDUSTRIES, INC., a Florida corporation (the "Company"), CONTINENTAL BANK N.A. (formerly known as Continental Illinois National Bank and Trust Company of Chicago), a national banking association having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 (in its individual capacity, "Continental"), as agent (in such capacity, the "Agent"), BARNETT BANK OF JACKSONVILLE, N.A. ("Barnett"), SUN BANK, NATIONAL ASSOCIATION ("SBNA"), CRESTAR BANK ("Crestar"), FIRST UNION NATIONAL BANK OF FLORIDA ("FUNB"), THE FIRST NATIONAL BANK OF MARYLAND ("FNBM"). Continental, Barnett, SBNA, Crestar, FUNB and FNBM are hereinafter collectively referred to as the "Banks" and individually as a "Bank".


                            Recitals:

     The Company (as defined in the Agreement, capitalized terms not otherwise defined herein having the meanings assigned in the Agreement) has requested that the Banks modify the Agreement as set forth herein.

     Therefore, in consideration of any loan or advance or grant of credit heretofore or hereafter made to the Company by the Banks, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Agreement is hereby amended as follows:

     1. Schedule I, as referred to in paragraph 2.1(a)(ii) and attached to the Agreement, is amended in its entirety in the form of Schedule I attached to this Agreement.

     2. In the definitions, "Conversion Date" is changed from "July 1, 1994" to "June 30, 1997".

     3.   Section 2.6 is amended to read as follows:

          "2.6 Notes Evidencing Term Loans. The Term Loans shall be evidenced by the Term Notes, each of which shall be dated the Conversion Date, made payable to the order of the Bank making the Term Loan and shall be payable in consecutive quarterly installments of principal each equal to five percent (5%) of the original principal amount of such Term Loan on the last day of September, December, March and June, commencing September 30, 1997, and a final payment of the unpaid principal amount of such Term Loan payable on June 30, 2000."

     4. In Section 3.1(b), the phrase "five-eighths of one percent (5/8%)" is changed to "one-half of one percent (1/2%)".

     5. In Section 3.1(c), the phrase "three-quarters of one percent (3/4%)" is changed to "five-eighths of one percent (5/8%)".

     6. In Section 3.2(a), the phrase "one-eighth of one percent (1/8%)" is changed to "three-eighths of one percent (3/8%)".

     7. In Section 3.2(b), the phrase "three-quarters of one percent (3/4%)" is changed to "seven-eighths of one percent
(7/8%)".

     8. In Section 3.2(c), the phrase "seventh-eighths of one percent (7/8%)" is changed to "one percent (1%)".

     9.   A new Section 3.5 is added to read as follows:

          "3.5 Administrative Fee. The Company shall pay in immediately available funds to the Agent, for the account of the Agent, an administrative fee of Fifteen Thousand Dollars ($15,000.00) on the date hereof and annually on the anniversary date hereof until payment in full of the Loans."

     10.  Section 8.5 is amended to read as follows:

          "8.5  Restricted Payments.

          "(a) Declare or pay any dividends on its capital stock (other than dividends payable solely in shares of its own common stock) or make any other distribution with respect thereto (whether by reduction of capital or otherwise); or (b) redeem, retire, purchase or otherwise acquire, directly or indirectly for value or set apart any sum for the redemption, retirement, purchase or other acquisition of, directly or indirectly, any share of the capital stock of the Company or any warrant, option or other rights with respect to any shares of the capital stock (now or hereafter outstanding) of the Company, except that:

          "(i)  the Company may declare and pay
          dividends and make other distributions in respect to its capital stock or in respect to the redemption, retirement, purchase or other acquisition of its capital stock (or any warrant, option or other rights with respect to any shares of the capital stock (now or hereafter outstanding) of the Company) in an aggregate amount not in excess of 66-2/3% of net income earned subsequent to September 30, 1993, plus $25,000,000.00 plus the proceeds from the sale of capital stock (or any warrant, option or other rights with respect to any shares of the capital stock (now or hereafter outstanding) of the Company) subsequent to September 30, 1993, or make any deposit for any of the foregoing purposes; and

          "(ii) any Subsidiary may declare and pay cash dividends to the Company or to such Subsidiary's immediate parent, or make any deposit for any of the foregoing purposes; and make any other distribution to the Company or to such Subsidiary's immediate parent, or make any deposit for any of the foregoing purposes."

     11. The Company hereby represents and warrants to each of the Banks that there is no existing Event of Default, or event, which with the lapse of time or the giving of notice, or both, could become an Event of Default, under the Agreement.

     12. This Amendment shall become effective as of June 30, 1994.

     13. As modified herein, all provisions of the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.


                              FLORIDA ROCK INDUSTRIES, INC.


                              By:/S/ RUGGLES B. CARLSON
                              Title: Ruggles B. Carlson,
                                     Vice President and Treasurer

                              Address:
                              Post Office Box 4667
                              Jacksonville, Florida  32201
                              Attention:  Vice President - Finance
                              Telecopy No.: 904/355-0817
                              Telephone No.:  904/355-1781


                              CONTINENTAL BANK N.A.


                              By:________________________________
                              Title:  Vice President

                              Address:
                              520 Madison Avenue
                              New York, New York  10022
                              Attention:  Robert P. McKillip
                              Telecopy No.  212/688-2905
                              Telephone No.:  212/605-2984

                              With a copy to:
                              231 South LaSalle Street
                              Chicago, Illinois  60697
                              Attention:  Ruth Gross
                              Telephone No.  312/828-5104


                              BARNETT BANK OF JACKSONVILLE, N.A.

                              By: /S/ KATHLEEN M. EMERY
                              Title:  Vice President

                              Address:
                              24th Floor, Barnett Tower
                              50 North Laura Street
                              Jacksonville, Florida  32202
                              Attention:  Kathleen E. Emery
                              Telecopy No. 904/791-5645
                              Telephone No.  904/791-7734




                              SUN BANK, NATIONAL ASSOCIATION


                              By: __________________________
                              Title:  Vice President

                              Address:
                              200 South Orange Avenue
                              Orlando, Florida   32897
                              Attention: Edward E. Wooten, Jr.
                              Telecopy No. 407/237-5398
                              Telephone No. 407/237-6788


                              CRESTAR BANK


                              By:________________________________
                              Title:  Senior Vice President

                              Address:
                              1445 New York Avenue N. W.
                              5th Floor
                              Washington, D. C.  20005
                              Attention:  Michael Hart
                              Telecopy No. 202/879-6137
                              Telephone No. 202/879-6432


                              FIRST UNION NATIONAL BANK OF FLORIDA


                              By:________________________________
                              Title:  Vice President

                              Address:
                              225 Water Street
                              Jacksonville, Florida  32202
                              Attention:  Charles N. Kauffman
                              Telecopy No.: 904/361-3526
                              Telephone No. 904/361-3662

                              FIRST NATIONAL BANK OF MARYLAND



                              By:________________________________
                              Title:  Vice President

                              Address:
                              25 South Charles Street
                              18th Floor
                              Baltimore, Maryland   21201
                              Attention: Shannon W. Perry
                              Telecopy No.  410/244-4294
                              Telephone No. 410/244-4206

                           SCHEDULE I


                                                         Total
     Bank                Available     Unavailable    Commitments


Continental Bank N.A.    2,328,333      $13,546,667    $15,875,000

Barnett Bank of
Jacksonville, N.A.        2,328,333      13,546,667     15,875,000

Sun Bank, National
Association               2,328,333      13,546,667     15,875,000

First Union National
Bank of Florida           2,328,333      13,546,667     15,875,000

Crestar Bank              1,100,000       6,400,000      7,500,000

First National Bank
of Maryland                 586,667       3,413,333      4,000,000


   TOTALS               $11,000,000     $64,000,000    $75,000,000